IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "ORIGINAL YIELD TO MATURITY" AND "INITIAL SHORT ACCRUAL PERIOD OID" (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.


                                                  ISIN:
                                                  CUSIP:
REGISTERED                                        REGISTERED
No.FXR                                            $

                       THE CHASE MANHATTAN CORPORATION
                   SUBORDINATED MEDIUM-TERM NOTE, SERIES B
                                 (Fixed Rate)

ORIGINAL ISSUE DATE:     INTEREST RATE:        STATED MATURITY
                                               DATE:

____________________       ________%           __________________

INITIAL REDEMPTION       INITIAL REDEMPTION    ANNUAL REDEMPTION
DATE:                    PERCENTAGE:           PERCENTAGE REDUCTION:
____________________     __________________    __________________

HOLDER'S OPTIONAL       TOTAL AMOUNT OF OID:    ORIGINAL YIELD TO
REPAYMENT DATE(S):                              MATURITY:


__________________      ___________________    _________________


INITIAL SHORT ACCRUAL   LISTING ON LUXEMBOURG    TAX REDEMPTION:
PERIOD OID:             STOCK EXCHANGE:

__________________      Yes / /      No / /          Yes / /      No / /


ISSUE PRICE:            OTHER PROVISIONS:

________________        _____________________


          The  Chase  Manhattan  Corporation,  a  Delaware  corporation  (the
"Company"), for value received, hereby promises to pay to     ,
   , or registered assigns, the principal sum of
                                                          DOLLARS    on   the
Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semiannually on __________ and __________ (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered holder of this Note on the Regular Record Date with respect to such Interest Payment Date, and on the Stated Maturity Date shown above (or any Redemption Date as defined below or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder's Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal payable on such date). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest
Payment Date falls on a day which is not a Business Day as defined below, principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business

Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on such payment shall accrue for the period from and after such Maturity Date or Interest Payment Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be _________ or _________ (whether or not a Business Day), next preceding such Interest Payment Date; provided, however, that interest payable on any Maturity Date will be
- --------
payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Paying and Authenticating Agent (referred to below), notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture (referred to below).

     As used herein, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     Payment of the principal of, premium, if any, and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest
               --------  -------

Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. A Holder of not less than $10,000,000 aggregate principal amount of the Subordinated Medium-Term Notes, as defined below, may by written notice to the Paying and Authenticating Agent (referred to below) at its principal corporate trust office in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue
Plaetis, L-2338 Luxembourg (or at such other address as the Company shall give notice in writing) on or before the Regular

Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Subordinated Medium-Term Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying and Authenticating Agent, made by wire transfer of immediately available funds to a designated account maintained at a bank in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg (or other bank consented to by the Company) as the Holder of such Subordinated Medium-Term Notes shall have designated; provided that such bank has appropriate facilities therefor.


     This Subordinated Medium-Term Note, Series B is one of a duly authorized series of Subordinated Debt Securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of May 1, 1987, as supplemented by a First Supplemental Indenture, dated as of May 1, 1991, a Second Supplemental Indenture, dated as of October 1, 1992, and a Third Supplemental Indenture, dated as of September 1, 1993, all as restated in an Amended and Restated Indenture, dated as of September 1, 1993 (as so amended and supplemented, the "Indenture"), between the Company and Chemical Bank as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Subordinated Medium-Term Notes, Series B (the "Subordinated Medium-Term Notes" or the "Notes") and the terms upon which the Subordinated Medium-Term Notes are, and are to be, authenticated and delivered. The Chase Manhattan Bank, N.A., acting through its corporate trust offices in The City of New York and at Woolgate House, Coleman Street, London EC2P 2HD, and Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg are the initial paying agents for the payment of interest and principal of the Subordinated Medium-Term Notes (each, a "Paying Agent"); and The Chase Manhattan Bank, N.A. acting through its corporate trust offices in The City of New York and in London is the authenticating agent for the Subordinated Medium-Term Notes (the "Paying and Authenticating Agent"). The Subordinated Medium-Term Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

     This Note is not subject to any sinking fund.

     This Note may be subject to repayment at the option of the Holder on any Holder's Optional Repayment Date(s), if any,
indicated above. If no Holder's Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying and Authenticating Agent at the principal corporate trust office of The Chase Manhattan Bank, N.A. in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or such other address which the Company shall from time to time notify the Holders of the Subordinated Medium-Term Notes, not more than 60 nor less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"), except as provided in the next succeeding paragraph. If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date, except in the event the Company is required to pay any Additional Amounts (as defined below) with respect to the payment of principal and interest on this Note. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise indicated on the face hereof, this Note will be subject to redemption as a whole but not in part at the option of the Company, at a redemption price equal to the principal amount hereof (or if this Note is an Original Issue Discount Note at the Amortized Face Amount(as defined below)) together with accrued and unpaid interest, if any, to the date fixed for redemption, upon notice as described below, if the Company determines that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the

United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, the Company has or will become obligated to pay Additional Amounts (as hereinafter defined) with respect to this Note as described below; provided that no such notice
                                         --------
of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of this Note then due. The Company will make its determination with respect to redemption as soon as practicable after it becomes aware of an event that might give rise to such a determination, such determination to be evidenced by the delivery to the Trustee of an Officer's Certificate with respect thereto. If the Company has elected to redeem this Note, the Trustee will give notice to the Holder hereof within 15 days after the date the Trustee is notified of the Company's election to redeem this Note or make additional payments as described above. Such notice will state the nature of the Company's election, the reasons for and the nature of such determination and the last day by which redemption may be made.

     The Company will, subject to the limitations and exceptions set forth below, pay to the Holder on behalf of an owner of a beneficial interest (an "Owner") in this Note who is a United States Alien (as hereinafter defined) such additional amounts (the "Additional Amounts") as may be necessary so that every net payment to such Owner of principal and premium, if any, and interest, if any, on this Note, after deduction or withholding for or on account of any present or future tax, assessment of other governmental charge imposed upon such Owner, or by reason of the making of such net or additional payment, by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. However, the Company shall not be required to make any such payment of Additional Amounts for or on account of:

          (1) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Owner (or between a fiduciary, settlor or beneficiary of, or possessor of a power over, such Owner, if such Owner is an estate or a trust, or between a member or shareholder of such Owner, if such Owner is a partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, possessor, member or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) the presentation of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (2) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

          (3) any tax, assessment or other governmental charge imposed by reason of such Owner's past or present status (i) as a private foundation or other tax exempt organization or a domestic or foreign personal holding company with respect to the United States, (ii) as a corporation that accumulates earnings to avoid United States income taxes, (iii) as a controlled foreign corporation with respect to the United States, (iv) as the owner, actually or constructively, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, or (v) as a bank that acquires a Note as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (4) any tax, assessment or other governmental charge which is payable primarily otherwise than by deduction or withholding from payments on this Note;

          (5) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or Owner of this Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (6) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this Note, if such payment can be made without such withholding by any other Paying Agent of the Company outside the United States;

          (7) any tax, assessment or other governmental charge that would not have been so imposed but for the Owner being or having been a person within a country with respect to which the United States Treasury Department has determined under Sections 871(h)(5) and 881(c)(5) of the Internal

     Revenue Code of 1986, as amended (the "Code"), on or before the Original Issue Date specified above that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code; or

          (8)  any combination of items (1), (2), (3),  (4), (5), (6) or (7), above;

nor shall Additional Amounts be paid to any holder on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner of this Note to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the Owner would not have been entitled to payment of the Additional Amount had such beneficiary, settlor, member or Owner been the sole Owner of this Note. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     Except as specifically provided above, the Company will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Notices to the holders of the Notes with respect to redemption as provided above will be mailed first class mail, postage prepaid, to the holders' addresses listed in the register maintained by the Registrar not more than 60 nor less than 30 days prior to the Redemption Date.

     If this Note is redeemable at the option of the Company (other than as a result of the Company being obliged to pay Additional Amounts as provided above), the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of calculation, as calculated by the Paying and Authenticating Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     If an Event of Default with respect to the Subordinated Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount (or Amortized Face Amount, in the case of Original Issue Discount Notes) of the Outstanding Subordinated Medium-Term Notes may declare the principal (or Amortized Face Amount, in the case of Original Issue Discount Notes) of all the Subordinated Medium-Term Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, currency unit or composite currency, prescribed herein and in the Indenture.

     The payment of the principal of, premium, if any, and interest on the Subordinated Medium-Term Notes is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions and each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for such purpose. The Company shall not make any payment of the principal of, premium, if any, or interest on the Subordinated Medium-Term Notes (whether at maturity or otherwise) while the Company is in default with respect to any payment of principal of, premium, if any and interest on any Senior Indebtedness or in the event that any nonpayment event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due prior to the date on which it would otherwise have become due and payable.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, and this Note duly executed by the Holder hereof or by such Holder's attorney duly authorized in writing and thereupon one or more new Subordinated Medium-Term Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Subordinated Medium-Term Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Subordinated Medium-Term Notes are exchangeable for a like aggregate principal amount of Subordinated Medium-Term Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture and the Subordinated Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent or the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

                                   THE CHASE MANHATTAN CORPORATION


                                   By:  _____________________





               (SEAL)              By:  _____________________




TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Chemical Bank, as Trustee   OR   Chemical Bank, as Trustee

                                 By: The Chase Manhattan Bank, N.A.,
                                as Authenticating Agent


By:________________________      By:______________________________
   Authorized Officer               Authorized Officer

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at________________________
_____________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, this Note must be received at a corporate trust office of The Chase Manhattan Bank, N.A., in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the
offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to the Holder's Optional Repayment Date, if any, specified above, with this "Option to Elect Repayment" form duly completed. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (each of which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) of the Subordinated Medium-Term Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$ ____________________        _________________________________
                              NOTICE:  The signature on this
Date ________________         Option to Elect Repayment must
                              correspond with  the name as  written upon this
                              Note in every particular, without alteration or enlargement or any change whatever.

                                ABBREVIATIONS


     The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT--.............Custodian............
                                                    (Minor)

               Under Uniform Gifts to Minors Act

               .................................
                            (State)

          TEN ENT--as tenants by the entireties
          JT TEN-- as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.

                        _____________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee:

_____________________________

_________________________________________________________________

                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                       INCLUDING ZIP CODE OF ASSIGNEE:


_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint ______________________________
______________________________________________________  attorney to  transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________   _________________________

                              _________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.



SIGNATURE GUARANTEED: __________________________
NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions,
             ----
national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Securities Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


ACE02463